Exhibit No. 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the reference to our firm under the caption “Experts” and to the use of our report dated June 17, 2005, in Amendment No. 1 to the Registration Statement (Form S-1 No. 333-127159) and related Prospectus of Predix Pharmaceuticals Holdings, Inc. for the registration of its common stock.
/s/ Ernst & Young LLP
Boston, Massachusetts
September 8, 2005